PRELIMINARY INFORMATION STATEMENT

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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[X]  Definitive Information Statement

                                  NANNACO, INC.
-------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

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
                                  NANNACO, INC.
                             2935 Thousand Oaks #261
                            San Antonio, Texas 78247
                                 (210) 545-3570
                                ----------------

To Our Stockholders:

     The purpose of this letter is to inform you that we intend to take the following action by written consent of our stockholders:

          To amend our Articles of Incorporation to effectuate a reverse split of the Company's common stock on a 1:5 basis. As such, the total number of shares of the Company's common stock, par value $.001 per share, shall be reduced from 33,957,600 shares to 6,791,520 shares of common stock.

      Notice is hereby given that the holders of more than 50% of the outstanding shares of Common Stock of Nannaco, Inc. ("NNCO") have agreed to take action by written consent to approve an amendment to NNCO's Certificate of Incorporation to effect a 1-for-5 reverse stock split. The reverse stock split will have the effect of reducing the total number of shares of Common Stock issued and outstanding from 33,957,600 to 6,791,520. Details of the reverse stock split are described in the information Statement accompanying this Notice.

     The reverse split will be effected by the filing of an amendment to the Company's Amended Certificate of Incorporation with the Secretary of State of the State of Texas (the "Amendment"). The record date for the reverse split is October 3, 2003. Holders of a majority of our outstanding common stock owning approximately 55.5% of the outstanding shares of our Common Stock (the "Majority Stockholders"), have executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed action. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on November 5, 2003.

     The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the Majority Stockholders satisfies any applicable stockholder voting requirement of the Texas Law and our Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.

     The accompanying Information Statement is for information purposes only and explains the terms of the amendment to our Amended Articles of Incorporation. Please read the accompanying Information Statement carefully.

                                     By Order of the Board of Directors,


                                        /s/  Andrew  DeVries,  III
                                        ----------------------------
                                        Andrew  DeVries,  III,
                                        Chief Financial Officer


     Please note that you are not being asked to send a proxy, and you are requested not to send one.

                              INFORMATION STATEMENT



     Notice is hereby given that the holders of more than 50% of the outstanding shares of Common Stock of Nannaco, Inc. ("NNCO") have agreed to take action by written consent to approve an amendment to NNCO's Certificate of Incorporation to effect a 1-for-5 reverse stock split. The reverse stock split will have the effect of reducing the total number of shares of Common Stock issued and outstanding from 33,957,600 to 6,791,520. Details of the reverse stock split are described in the information Statement accompanying this Notice.

     The reverse split will be effected by the filing of an amendment to the Company's Amended Certificate of Incorporation with the Secretary of State of the State of Texas (the "Amendment"). The record date for the reverse split is October 3, 2003. Holders of a majority of our outstanding common stock owning approximately 55.5% of the outstanding shares of our Common Stock (the "Majority Stockholders"), have executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed action. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on November 5, 2003.

     The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the Majority Stockholders satisfies any applicable stockholder voting requirement of the Texas Law and our Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.


                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                          STOCK OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL HOLDERS



     To the knowledge of NNCO, the following table sets forth, as of October 3, 2003 information as to the beneficial ownership of NNCO's voting securities by
(i) each person known to NNCO as having beneficial ownership of more than 5% of NNCO's voting securities, (ii) each person serving NNCOas a Director on such date, (iii) each person serving NNCO as an executive officer on such date who qualifies as a named executive officer, as defined in Item 402(a)(2) of Regulation S-B under the Securities Exchange Act of 1934, and (iv) all of the Directors and executive officers of NNCO as a group.


                                       Number of Shares of      Percentage
                                          Common Stock       of Common Stock
Name and Address                       Beneficially owned    Outstanding(1)
------------------------------------   ------------------   ----------------
Security Ownership of Officers
and Directors:

Andrew DeVries, III                        19,000,000           55.95%
President, CEO and Chairman
807 Arizona Ash
San Antonio, TX 78232

Linda Morton                                        0               0
Director
1305 Woodbranch
San Antonio, TX 78232

Mark Triesch                                29,000(*)               *
Director
353 South Hackberry Ave
New Braunfels, TX 78130


All Executive Officers and Directors


     -    Less than one
     -

                           AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT


REASONS FOR THE REVERSE STOCK SPLIT


     Management of NNCO believes that it is in the best interests of NNCO and its stockholders that NNCO undertake a 5-for-1 reverse stock split in order to increase the stock price of the Common Stock to a level that will make it more attractive to many investors. Management believes that the current low per share trading price of the Common Stock has reduced the marketability and liquidity of the Common Stock because of the reluctance of many large brokerage firms to recommend low-priced stocks to their clients. Management also believes that many investors look upon low-priced stocks as unduly speculative in nature and often avoid investing in such stocks.

     The reverse stock split is designed to increase the per share price of the stock by decreasing the number of shares of Common Stock issued and outstanding. Management hopes that the resulting anticipated increased price level will enhance investor interest in NNCO and help the investment community realize the true value of the Common Stock. There can be no assurance, however, that the trading market for the Common Stock will be improved, nor can the Board of Directors predict what effect, if any, the reverse split will have on the market price of the Common Stock. See, "Possible Disadvantages."

     In conjunction with the reverse split, NNCO's Certificate of Incorporation will be amended to reflect the reduction in the issued outstanding shares of Common Stock due to the reverse split.

POSSIBLE DISADVANTAGES

     We are hopeful that the decrease in the number of shares of Common Stock outstanding will stimulate interest in our Common Stock and possibly promote greater liquidity. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed reverse stock split is effected. Fewer publicly held shares may result in lower trading volume which may reduce financial community interest in the Common Stock. A lower trading volume for the Common Stock may also depress the Common Stock market price.

     While management expects that the decrease in the number of outstanding shares will result in a corresponding increase in the price of the Common Stock, NNCO can give no assurance that, upon completion of the reverse stock split, there will be a corresponding proportionate increase in the price of the Common Stock or that the post-split adjusted stock price will not drift down immediately or shortly after the split. It is not unusual to see some downward movement in a stock's price following a reverse stock split. The trading price of NNCO's Common Stock depends on many factors, many of which are beyond the company's control.


     In addition, the liquidity of NNCO's Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reverse stock split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the Common Stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on NNCO's shares. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the Common Stock by some investors and advisors.

     Notwithstanding these potential disadvantages, the Board of Directors believes that the reverse stock split is in the best interest of NNCO for the reasons set forth above.

EFFECTS OF REVERSE STOCK SPLIT



     The reverse split will be effected by the filing of an amendment to the Company's Amended Certificate of Incorporation with the Secretary of State of the State of Texa (the "Amendment").

     After giving effect to the foregoing modifications to the number of authorized and issued shares and the par value thereof, all other designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Company shall remain as in effect immediately prior to the Amendment.

     Since the proportion of authorized shares to issued and outstanding shares is not being affected by the reverse stock split, the reverse stock split is not expected to create any additional anti-takeover measures which the Board of Directors could use to thwart anti-takeover efforts by outsiders. The Board of Directors is not aware of any such current takeover efforts, and the reverse split is not being proposed as an anti-takeover measure.


STOCK CERTIFICATES AND FRACTIONAL SHARES


     The reverse stock split will automatically occur upon the filing of the Amendment with the Texas Secretary of State, which is expected to take place on or about November 5, 2003. No further action is required by the stockholders. However, following consummation of the reverse stock split, NNCO's Transfer Agent, will send to each stockholder of record information regarding replacement of the old stock certificates with stock certificates that state the number of shares on a post-reverse stock split basis. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all purposes after the effective date to evidence ownership of shares of the new Common Stock in the appropriately reduced number.

     NNCO will not issue fractional shares resulting from the reverse stock split. In lieu of fractional shares, fractional shares will be settled by rounding up to the nearest whole share.

REQUIRED VOTE

     To effect the reverse stock split, NNCO is required to amend its Certificate of Incorporation. The affirmative vote of a majority of the outstanding shares entitled to vote thereon is required to approve such an Amendment. NNCO obtained the required votes by obtaining the written consent of stockholders holding an aggregate of a majority of the outstanding shares.


FEDERAL INCOME TAX CONSEQUENCES

     The following discussion generally describes certain federal income tax consequences of the proposed reverse stock split to stockholders of the Company. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed reverse stock split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the Common Stock. Each stockholder should consult his or her accountants for more information in this regard.

However, it may generally be said that the proposed reverse stock split will have the following income tax effects:

     1. A stockholder will not recognize taxable gain or loss as a result of the reverse stock split, except to the extent a stockholder receives cash in lieu of fractional shares. Cash payments in lieu of a fractional share of new Common Stock should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. Generally, a stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. Such gain or loss generally will be capital gain or loss.

     2. In the aggregate, the stockholder's basis in new Common Stock will equal his basis in the shares of old Common Stock exchanged therefore (but not including the basis allocated to a fractional share for which the stockholder is entitled to receive cash), and such stockholder's holding period for new Common Stock will include the holding period for old Common Stock exchanged therefore if the shares of old Common Stock were capital assets in the hands of such stockholder.

     3. The proposed reverse stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company will not recognize any gain or loss as a result of the reverse stock split.

                             ADDITIONAL INFORMATION

     The Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2002 and quarterly report on Form 10-QSB for the quarter ended June 30, 2003 are being delivered to you with this Information Statement.
The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to the Company's principal offices at NANNACO, INC.,
Attention: Andrew DeVries, III, 9739 Cobb Street, #1, San Antonio, Texas 78217, or call (210) 545-3570.



                          By Order of the Board of Directors,

                          /s/  Andrew DeVries, III
                          ----------------------------
                               Andrew DeVries, III


San Antonio, Texas
October 3, 2003

EXHIBIT A

          Certificate of Amendment of the Certificate of Incorporation

                                       Of

                                  NANNACO, INC.
                             ______________________


     The undersigned, being all of the directors of NANNACO, INC. (the "Corporation"), a Texas corporation, hereby certifies:

FIRST:     The  name  of  the  Corporation  is  NANNACO, INC.

SECOND:    The  Corporation's original Certificate of Incorporation was filed with the Department of State of Texas on October 20, 1998 and subsequently amended.

THIRD:     Upon  effectiveness  of  a one-for-five reverse stock split of the
Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 33,957,600 prior to the reverse split to 6,791,520 following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.


FIFTH:     This Certificate of Amendment to the Certificate of Incorporation was
authorized by the members of the Board of Directors on October 3, 2003, and by the affirmative vote of the holders of a majority of all of the outstanding shares of the Common Stock of the Corporation entitled to vote.


     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 3rd day of October, 2003 and affirm that the statements contained herein are true under penalties of perjury.



-----------------------------
/s/ Andrew DeVries, III



-----------------------------
/s/ Linda Morton



-----------------------------
/s/ Mark A. Triesch